Exhibit 10.52

FORM OF

GADSDEN GROWTH PROPERTIES, INC.
2016 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of _________, between Gadsden Growth Properties, Inc., a Maryland corporation (the “Company”), and ________ (the “Participant”).

WITNESSETH:

WHEREAS, the Company adopted the Gadsden Growth Properties, Inc. 2016 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Compensation Committee, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1           Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2           Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, ________ shares of Common Stock (the “Restricted Stock”).

3           Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows: the shares of Restricted Stock shall vest ratably, in arrears, over a three (3) year period commencing on the Publicly Trading Date so that thirty-three and one-third percent (33.33%) of the number of shares of Restricted Stock shall vest on each one (1) year anniversary after the Publicly Trading Date (each a “Vesting Date”). Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control. The term “Publicly Trading Date” is when shares of the Common Stock (or any shares of stock for which Common Stock is exchanged or converted by merger, consolidation, share exchange or other transaction that is approved by the Board) is listed for trading on any national exchange (e.g., the New York Stock Exchange or any market of NASDAQ) or any over the counter market, including the OTCQB, by registration of such shares, merger, share exchange or other transaction.

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4           Termination of Association. (a) If the Participant does not remain associated with the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer associated with the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)          In the event the Participant’s association with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5           Certificate Legend. The share certificate, if any, evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6           Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion.

7           Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period.

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8           Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

9           Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10         No Special Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her association with the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate agreement to the contrary, at any time to terminate such assocation or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

11         Tax Consequences. (a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)          The Participant may elect to be immediately taxed on the Restricted Stock for United States Federal tax purposes under Section 83(b) of the Code. The Participant shall notify the Company of his or her election within thirty (30) days of the date hereof.

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(c)          The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

12         Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)          The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)          The Participant understands that the securities have not been registered under the Securities Act.

(c)          The Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

13         Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

14         Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

15         Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

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16         Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

17         Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

18         Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

GADSDEN GROWTH PROPERTIES, INC..

By:
	Name:	John E. Hartman
	Title:	Chief Executive Officer

PARTICIPANT:

Name:

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Exhibit A

2016 Equity Compensation Plan

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